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ALLERGAN PLC

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SHAREHOLDER Engagement APRIL 2019

Allergan Cautionary Statements 2 Forward Looking Statements This communication includes statements that refer to estimated or anticipated future events and are forward looking statements. We have based our forward looking statements on management’s beliefs and assumptions based on information available to our management at the time these statements are made. Such forward looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this filing. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, including the integration of, and synergies associated with, strategic acquisitions, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “intend,” “could,” “would,” “should,” “estimate,” “continue,” or “pursue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward looking statements. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution the reader that these statements are based on certain assumptions, risks and uncertainties, many of which are beyond our control. In addition, certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward looking statements. These factors include, among others, the effects of any changes to management or corporate governance, the inherent uncertainty associated with financial projections; the anticipated size of the markets and continued demand for Allergan’s existing products; Allergan’s ability to successfully develop and commercialize new products; Allergan’s ability to conform to regulatory standards and receive requisite regulatory approvals; availability of raw materials and other key ingredients; uncertainty and costs of legal actions and government investigations; fluctuations in Allergan’s operating results and financial condition, particularly given our manufacturing and sales of branded products; the impact of uncertainty around of timing of generic entry related to key products, including Restasis ®, on our financial results; risks associated with acquisitions, mergers and joint ventures, risks related to impairments, uncertainty associated with financial projections, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; expectations regarding contingent payments, including regarding litigation and related liabilities, purchase price adjustment or transaction consideration payments; the results of the ongoing business following the completion of the divestiture of Allergan’s generics business to Teva; the adverse impact of substantial debt and other financial obligations on the ability to fulfill and/or refinance debt obligations; risks associated with relationships with employees, vendors or key customers as a result of acquisitions of businesses, technologies or products; our compliance with federal and state healthcare laws, including laws related to fraud, abuse, privacy security and others; generic product competition with our branded products; uncertainty associated with the development of commercially successful branded pharmaceutical products; costs and efforts to defend or enforce technology rights, patents or other intellectual property; expiration of patents on our branded products and the potential for increased competition from generic manufacturers; competition between branded and generic products; Allergan’s ability to obtain and afford third-party licenses and proprietary technology we need; Allergan’s potential infringement of others’ proprietary rights; our dependency on third-party service providers and third-party manufacturers and suppliers that in some cases may be the only source of finished products or raw materials that we need; Allergan’s competition with certain of our significant customers; the impact of our returns, allowance and chargeback policies on our future revenue; successful compliance with governmental regulations applicable to Allergan’s and Allergan’s respective third party providers’ facilities, products and/or businesses; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; Allergan’s vulnerability to and ability to defend against product liability claims and obtain sufficient or any product liability insurance; Allergan’s ability to retain qualified employees and key personnel; the effect of intangible assets and resulting impairment testing and impairment charges on our financial condition; Allergan’s ability to obtain additional debt or raise additional equity on terms that are favorable to Allergan; difficulties or delays in manufacturing; our ability to manage environmental liabilities; global economic conditions; Allergan’s ability to continue foreign operations in countries that have deteriorating political or diplomatic relationships with the United States; Allergan’s ability to continue to maintain global operations and the exposure to the risks and challenges associated with conducting business internationally; risks associated with tax liabilities, or changes in U.S. federal or international tax laws to which we are subject, including the risk that the Internal Revenue Service disagrees that Allergan is a foreign corporation for U.S. federal tax purposes; risks of fluctuations in foreign currency exchange rates; risks associated with cyber-security and vulnerability of our information and employee, customer and business information that Allergan stores digitally; Allergan’s ability to maintain internal control over financial reporting; changes in the laws and regulations, affecting among other things, availability, pricing and reimbursement of pharmaceutical products; the highly competitive nature of the pharmaceutical industry; Allergan’s ability to successfully navigate consolidation of our distribution network and concentration of our customer base; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; developments regarding products once they have reached the market; risks related to Allergan’s incorporation in Ireland, such as changes in Irish law and such other risks and other uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2018 and from time to time in Allergan’s other investor communications. Except as expressly required by law, Allergan disclaims any intent or obligation to update or revise these forward-looking statements. Non-GAAP Financial Measures This document contains non‐GAAP financial measures. The Appendix hereto presents reconciliations of certain non‐GAAP financial measures to the most directly comparable GAAP measures. The non‐GAAP measures include non-GAAP net revenue, non-GAAP net revenue growth, non-GAAP R&D expense, non-GAAP performance net income per share growth, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net debt to adjusted EBITDA ratio, total debt to EBITDA ratio, total debt and other non-GAAP financial statement line items. The Company believes that its non-GAAP measures provide useful information to investors because these are the financial measures used by our management team to evaluate our operating performance, make day to day operating decisions, prepare internal forecasts, communicate external forward looking guidance to investors, compensate management and allocate the Company’s resources. We believe this presentation also increases comparability of period to period results. The Company’s determination of significant charges or credits may not be comparable to similar measures used by other companies and may vary from period to period. The Company uses both GAAP financial measures and the disclosed non-GAAP adjusted financial measures internally. These non-GAAP adjusted financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Appaloosa has submitted a shareholder proposal seeking an immediate change to our leadership structure that would create significant uncertainty as we continue executing a strategic transformation from a generics company to a global branded biopharma company focused on four key therapeutic areas. Our Board strongly recommends AGAINST this proposal for the reasons outlined in this presentation: Allergan has a deeply-engaged, effective and independent Board with high-caliber Directors, a robust Lead Independent Director role and a demonstrated commitment to active board refreshment and rigorous governance guidelines The Board has recently adopted an Independent Board Chair policy in our governance documents, to be phased in with the next leadership transition, as virtually all companies that have implemented separation of the roles have done; enhanced the Lead Independent Director role based on shareholder feedback; and established a Mergers & Acquisitions Committee to provide more focused review and oversight of proposed transactions Allergan is well positioned to create long-term shareholder value. In 2018, we delivered solid Core Business1 growth helping to partially offset the negative revenue impact from loss of exclusivity on several products; advanced several R&D programs; and made significant progress on strategic priorities, providing positive momentum into 2019 Why We Are Engaging with You Today 3 1 2 Core Business = Promoted brands with ongoing exclusivity, Other product revenues and Other revenues. Please refer to the appendix for Core Business portfolio. The Allergan Board of Directors is committed to best-in-class governance and creating sustainable, long-term value for shareholders

Business, STRATEGY & financial overview Well positioned to CREATE SUSTAINABLE LONG-TERM SHAREHOLDER VALUE

Allergan At A Glance: A Global Biopharmaceutical Leader 4 4 Key Therapeutic Areas 4 >100 Countries Focused on driving leadership in four growth markets: Medical Aesthetics, Eye Care, Central Nervous System and Gastroenterology Investment focus on geographic scale and reach with high-growth potential across global regions 4 ~5% Revenue CAGR 2017-2022 Positioned to drive sustainable and profitable revenue growth over the long term Efficient R&D investment and partnerships in innovative assets 4 $15.8B 2018 GAAP Net Revenue Potential for transformative new products across Pharma and Medical Devices Large and diversified revenue base balanced across TAs and cash pay/reimbursed streams 1. GAAP R&D spend of $2.3B includes $679M in upfront license and milestone payments, and $13M in acquisition related accounting adjustments and integration and restructuring charges. Please refer to the GAAP to non-GAAP tables in appendix for a reconciliation of our non-GAAP results. Management Team with Proven Track Record and Strong Customer Relationships to Execute Bold Actions to Unlock and Enhance Value 4 $2.3B / $1.6B1 2018 GAAP / Non-GAAP R&D Spend 4 >75 Pipeline programs

2014-2017: Strategic Portfolio Transformation to Create a Global Biopharma Company Delivering Durable Long-Term Value

2014	2015	2016	2017
Actavis + Forest Laboratories, Inc.	Actavis + ALLERGAN	Allergan - GX Business ANDA	Allergan
Specialty/Generics Company	Branded/Generics Company	Branded Specialty Company	Focused Global Branded Biopharma Company

2014 Proforma Revenue: $15.3B[1]	**2015 Revenue: $22.7B[2]**	**2016 Revenue: $14.6B**	**2017 Proforma Revenue: $16.1B[3]**
Forest acquisition closed 07/14	*Allergan acquisition closed 3/15*	*Gx sale to Teva closed 8/16 for $38.3B*	
• Revenue Breakdown: ✓ 45%/42% Branded/Gx ✓ 13% Anda	• Revenue Breakdown: ✓ 63%/27% Branded/Gx ✓ 10% Anda	• Revenue Breakdown: ✓ 100% Branded	• Revenue Breakdown: ✓ Balanced and diversified across 4 Key TAs and cash pay/reimbursed
• International presence in Gx	• International presence in Gx & Branded	• Global presence with 80%/20% US/International revenue mix	• Global presence with 79%/21% US/International revenue mix
• TAs[4]: WH, Derm, GI, CNS, Respiratory	• TAs[4]: WH, MA/Derm, EYE, GI, CNS, AI, Urology	• TAs[4]: WH, MA/Derm, EYE, GI, CNS, AI, Urology	• TAs[4]: MA, EYE, CNS, and GI
• Announced AGN acquisition 11/14 • Announced divestiture of Respiratory business 2/15	• Announced sale of Gx business 7/15 • Announced proposed combination with Pfizer 11/15	• Proposed Pfizer deal terminated due to regulatory changes 4/16	• Managed through $3B in LOEs[5] • Built and advanced the pipeline • Disciplined capital deployment

1. Revenues reflect reported Actavis and Forest Laboratories revenues as if the Forest Laboratories, Inc. acquisition occurred on January 1, 2014, including discontinued operations. 2. Revenues reported for Continuing and Discontinued operations as if the Allergan, Inc. acquisition occurred on January 1, 2015. Pro-forma Continuing Operations (including ANDA) = $16.3B; Discontinued Operations = $6.4B. 3. Includes LifeCell and Zeltiq acquisitions as of 1/1/2017. 4. MA = Medical Aesthetics; EYE = Eye Care; CNS = Central Nervous System; GI = Gastrointestinal; WH = Women's Health; AI = Anti-Infectives. 5. Loss of Exclusivity (LOE) = Brands with patent expiration and/or risk of generic competition and divested assets. Please refer to the appendix for details on products included within Brands facing LOE. risk/divestiture.

Allergan 6

Core Business¹ growth of 8.3%, excluding FX Partially offset $1.2B revenue decline from LOEs² /divestitures Robust Medical Aesthetics growth of +13% Y/Y Strong CNS growth led by Vraylar +69% and Botox Therapeutics +13% Strong operating margins and robust cash flows GAAP Operating Loss of $6.25B (-39.6% GAAP Operating Margin) and Non-GAAP Operating Income of $7.56B (47.9% Non-GAAP Operating Margin) Executed cost restructuring in light of anticipated LOEs² ($400M savings) $5.64B in Cash Flow from Operations Consistent pipeline progression and development Advanced 13 treatments in mid- to late-stage development across 4 key TAs Delivered 8 positive clinical trial read-outs from Phase 3 programs Prepared for Cariprazine launch in bipolar depression in 2H’19 and FDA filing for Ubrogepant in acute migraine treatment which was completed in 1Q’19 Strengthened MA pipeline with Bonti and Elastagen acquisitions Disciplined capital allocation to drive growth and create shareholder value Reduced net debt3 by $6.15B in FY’18 Completed share buybacks of $2.74B in FY’18 ~$800M remaining from 2018 share buyback authorization as of December 31, 2018 Announced an additional $2.0B buyback authorization in FY’19 Increased quarterly cash dividend to $0.74 per ordinary share Solid Progress on Strategic Priorities and Pipeline Development Note: All revenue growth excluding FX. Operating income, operating margin are non-GAAP metrics. Please refer to the GAAP to non-GAAP tables in appendix for a reconciliation of our non-GAAP results. 1. Core Business = Promoted brands with ongoing exclusivity, Other product revenues and Other revenues. Please refer to the appendix for Core Business portfolio. 2. Loss of Exclusivity (LOE) = Brands with patent expiration and/or risk of generic competition and divested assets. Please refer to the appendix for details on products included within Brands facing LOE risk/divestiture. 3. Net debt paydown = Net of cash borrowings and cash repayments from cash flow statement. FY’18 Results and Key Strategic Achievements

1. Core Business = Promoted brands with ongoing exclusivity, Other product revenues and Other revenues. Please refer to the appendix for Core Business portfolio. 2. Loss of Exclusivity (LOE) = Brands with patent expiration and/or risk of generic competition and divested assets. Please refer to the appendix for details on products included within Brands facing LOE risk/divestiture. 3. Net Debt / Adjusted EBITDA and Performance Net Income Per Share are non-GAAP metrics. The company has not set corresponding GAAP targets or commitments. Key Strategic Priorities to Create Sustainable Shareholder Value Drive Leadership in 4 Key TAs Continued Core Business1 growth through operational and commercial excellence International market expansion New product launches Ongoing LOE2 management Leverage portfolio synergies and cross-selling Advance & Strengthen the Pipeline Continue to advance clinical programs across 4 key TAs Investments in R&D Strategic business development to enhance pipeline Disciplined Capital Allocation Reinvestments in 4 key TAs Net Debt / Adjusted EBITDA target3 of 2.5x by 2020 Investment grade credit rating Annual dividend growth Share buybacks to manage share count dilution Deliver on Financial Commitments Prudent expense management to maintain strong operating margins Commitment to achieve ≥ $16.36 in Non-GAAP Performance Net Income Per Share3 in FY’19 Robust cash flow generation Revenue CAGR of ~5% through FY’17-FY’22

Governance and Board leadership Best-in-class governance, highly-qualified Directors and refreshed Board

Governance and Board Leadership Overview Strong governance structure with robust Lead Independent Director role and majority Independent Directors, providing effective oversight Highly-qualified Directors with relevant expertise to guide the company and its strategy forward Highly-engaged Board with strong commitment to its fiduciary responsibilities Regular shareholder engagement with active Independent Director participation Annual Board elections by majority vote standard Best-in-Class Board of Directors Recent Enhancements Recent actions have enriched our corporate governance to further solidify Board independence and accountability, and demonstrate responsiveness to shareholder engagement, including: Refreshed Board with six new members, comprising a majority of independent directors, since 2017 Bob Hugin, former CEO of Celgene, and Tom Freyman, Former EVP of Finance and Administration at Abbott Laboratories, recently joined the Board bringing significant biopharma and leadership experience Enhanced Lead Independent Director responsibilities Adopted Independent Chairman policy to be phased in during the next leadership transition Established M&A Committee to provide more focused review and oversight of proposed transactions

Independent Board with a Strong Commitment to Best-in-Class Governance and Rigorous Oversight High-Quality Board with Demonstrated Commitment to Active Board Refreshment Added six new Directors, a majority of the Independent Directors, since the beginning of 2017 to further solidify Board independence and ensure diversity of fresh perspectives, relevant skills and expertise 10 of 11 (91%) Director nominees are independent Average tenure of Independent Directors is <4 years versus ~8.1 years for S&P 500¹ High-caliber Directors with a balanced mix of industry, institutional, financial, scientific, leadership and transformation experience Strong Lead Independent Director with Robust Responsibilities Lead Independent Director responsibilities are robust and demonstrate responsiveness to shareholder feedback since 2016 Highly involved in overseeing the company’s performance and strategic progress, and engaging with shareholders Led Board’s recently completed strategic review, which was conducted in consultation with multiple financial advisors and is regularly revisited to test the assumptions underlying the conclusions and monitor the company’s progress Presides over executive sessions of the Independent Directors which take place at each Board meeting Robust Shareholder Engagement and Responsiveness Extensive shareholder outreach program throughout the year including active Independent Director participation and openness to all ideas and feedback Shareholder feedback from engagements is shared with the Board and included in boardroom deliberations Recent actions demonstrate responsiveness to shareholder feedback, including adoption of a policy to require an Independent Chair at the next leadership transition, further enhancements to the Lead Independent Director responsibilities, and formation of a Mergers and Acquisitions Committee 1. Source: Spencer Stuart 2018 US Board Index.

Robust Lead Independent Director Responsibilities Best-practice Lead Independent Director responsibilities that have been enhanced considering shareholder feedback since 2016 Focus Lead Independent Director responsibilities are more comprehensive those of many lead director roles at other companies Highly involved in overseeing the company’s strategic direction and progress against its objectives, including playing an instrumental role in leading Allergan’s comprehensive strategic review process completed in 2018 Recently enhanced responsibilities include ensuring that the Board regularly reviews the company’s long-term strategy, overseeing and providing guidance on management’s execution and aligning governance structures with that strategy Board Performance and Development Leading evaluations of the Chairman and CEO, as well as the CEO succession planning process Ensuring effective functioning of the Board and its committees, advising committees on key functions, activities and meeting agendas, receiving feedback from committee Chairs and facilitating cross-committee feedback Providing guidance to the Nominating and Corporate Governance Committee on director succession and development Board Culture and Communication Serving as liaison between management (including the Chairman & CEO) and the Independent Directors, and as the Board’s liaison for communications with major shareholders; representing Independent Directors with other stakeholders as appropriate Communicating regularly with all directors to be certain that their views, competencies and priorities are understood Acting as a sounding board and advisor to the CEO Board Meetings and Executive Sessions Ability to call meetings of the Independent Directors, with or without management present, and set agendas for such meetings Presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the Independent Directors which are regularly scheduled at each in-person Board meeting Approving the agenda for Board meetings, pre-read materials, meeting calendars and schedules Advising the Chairman and CEO of the Board’s information needs, requesting information from management and approving of all information sent to the Board Shareholder Outreach Regular engagement with Allergan shareholders since his appointment as Lead Independent Director in October 2016

Strong and Engaged Lead Independent Director CHRISTOPHER J. COUGHLIN Lead Independent Director Director Since 2014 (Lead Independent Director since 2016) Brings depth of executive leadership and public company Board experience at complex organizations Formerly Senior Advisor to the CEO and Board of Tyco where he served as EVP and Chief Financial Officer from 2005 to 2010 Previous roles included Chief Operating Officer of Interpublic Group of Companies, EVP and Chief Financial Officer of Pharmacia Corporation, and EVP of Nabisco Holdings and President of Nabisco International Previously served as Chairman of the Board at Dun & Bradstreet, and as a Director at Covidien, Hologic, Dipexium, Interpublic Group of Companies, Monsanto, and Perrigo Highly engaged, providing effective oversight as Lead Independent Director Has been highly active and engaged in overseeing the company’s strategic direction, including playing an instrumental role in leading Allergan’s comprehensive strategic review process completed earlier this year Regular engagement with Allergan shareholders since Lead Independent Director appointment in October 2016 Strong background in finance leadership and executing corporate transformations Played a central role in Tyco’s separation into five independent, publicly-traded companies; provided financial leadership surrounding major transactions, including the $2B acquisition of Broadview Security, among many other responsibilities and accomplishments Oversaw Pharmacia’s acquisition of Monsanto, the spinoff of the Monsanto agricultural business, and Pharmacia’s sale to Pfizer Demonstrated strong leadership skills, independent thinking, a deep understanding of the business and regular shareholder engagement Previous Experience: Former EVP & CFO, Tyco International  Former COO of Interpublic Group Former CFO of Pharmacia Corporation Former Chairman of Dun and Bradstreet Other Directorships & Recognitions: Director of Alexion Pharmaceuticals National Association of Corporate Directors; Director of the Year 2015

Independent Chair Role Will Be Phased In New policy follows best practice, avoids unnecessary risk of a crisis in confidence at a critical time for stakeholders and is fully transparent: Within a reasonable period of time in connection with the next Chief Executive Officer transition, the Chairman of the Board, shall be, whenever possible, an Independent Director In selecting the Independent Director to serve as Chairman, the Board shall take into account the recommendation of the Nominating and Corporate Governance Committee the duties of the Chairman and the qualifications and experiences of the Chairman candidate(s) The Company's shall disclose the rationale for the selection of the Chairman in the Company's proxy statement In the event that the Board determines that a Chairman who was an Independent Director when selected no longer constitutes an Independent Director, the Board shall select a new Chairman who is an Independent Director based on the recommendation of the Nominating and Governance Committee, within a reasonable amount of time The only exemption is in the event no Independent Director is available and willing to serve as Chairman Contrary to statements by Appaloosa: While many companies currently have separate Chair and CEO positions, only 27% of S&P 500 companies have an Independent Chair1 Independent Chair policy adopted by the Board is consistent with the feedback that we received from our shareholders, and is the best and most common way to change board leadership structure In line with common practice, the Board has adopted a policy to appoint an Independent Chair at the time of the next leadership transition 1. Source: 2018 edition of ISS U.S. Board Study

Highly Experienced Board with Track Records of Success



BRENT L. SAUNDERS
Chairman and CEO
Director (Since 2014)

Industry leadership experience and institutional knowledge
- Former CEO of Forest and Bausch + Lomb

Track record of corporate transformations and M&A execution



CHRISTOPHER J. COUGHLIN
Lead Independent Director
Director (Since 2014)
Former CFO of Tyco International

Industry knowledge:
- 30+ years of biopharma experience

Corporate transformations experience:
- Senior Advisor to the CEO and Board of Tyco during separation



NESLI BASGOZ, M.D.
Director (Since 2014)
Assoc. Chief and Clinical Director, Massachusetts General Hospital

Academic, research and clinical trial experience:
- Experience in clinical medicine, particularly in fields of infectious diseases and anti-infective therapy



JOSEPH H. BOCCUZI
Director (Since 2017)
Former Partner at Spencer Stuart

Talent and HR strategy expertise in healthcare:
- 24+ years of senior executive level recruiting for medical device, pharmaceutical and biotech sectors



CHRISTOPHER W. BODINE
Director (Since 2009)
Former President, Healthcare Services of CVS Caremark Corporation

Industry knowledge:
- 24+ years' experience at CVS Caremark
- Drove the integration and growth efforts at CVS, including the merger of CVS and Caremark



ADRIANE M. BROWN
Director (Since 2017)
Senior Advisor to Intellectual Ventures LLC

Leadership experience:
- 30+ years of global leadership experience

Operational expertise:
- $3B in revenue at IV
- Delivered profitable growth through global expansion at Honeywell



CAROL ANTHONY (JOHN) DAVIDSON
Director (Since 2018)
Former SVP, Controller and Chief Accounting Officer, Tyco International

Accounting, finance and regulatory experience:
- CPA with 30+ years of leadership experience
- Served on Board of Governors of FINRA from 2012-2018



THOMAS C. FREYMAN
Director (Since 2018)
Former EVP, Finance and Administration, Abbott Laboratories

Industry knowledge:
- 30+ year career with Abbott Laboratories

Transformation experience:
- Lead significant transformation and refocus of business portfolio



MICHAEL E. GREENBERG, PhD
Director (Since 2018)
Prof. of Neurobiology & Co-Leader of Allen Discovery Center, Harvard University

Scientific leadership experience in neurobiology:
- Neurobiology expert with a 35-year track record of groundbreaking scientific discoveries and academic medicine



ROBERT J. HUGIN
Director (Since 2019)
Former CEO and Executive Chairman of Celgene Corporation

Deep industry expertise and leadership experience:
- 19-year tenure at Celgene
- Track record of developing innovative therapies, delivering strong business results and creating shareholder value



PETER J. MCDONNELL, M.D.
Director (Since 2015)
Dir. and Prof. Wilmer Eye Institute of the Johns Hopkins School of Medicine

Industry knowledge and clinical expertise:
- Director and Professor of Wilmer Eye Institute of Johns Hopkins School of Medicine
- Wide ranging clinical expertise in ophthalmology, a key TA for Allergan

Allergan 15

Industry Experience Global Business Clinical Medical Risk Oversight Finance & Audit Corporate Governance Operational & Strategic HR & Compensation Basgoz Boccuzi Bodine Brown Coughlin Davidson Freyman Greenberg Hugin McDonnell Saunders TOTALS 6 8 3 6 5 9 8 8 Allergan’s Board composition possesses depth and breadth of diverse background and perspectives well-aligned with the company’s business and strategic objectives and provide a balanced mix of leadership, industry and clinical/medical experience Highly Relevant Skills and Diverse Backgrounds Director Age Mix Skills and Expertise

Recent Independent Director Additions Bring Valuable Perspectives

Recent additions to the Board collectively bring strong industry perspective, financial, leadership and transformation experience, as well as scientific background, augmenting the Board's diverse set of skills and expertise



Robert (Bob) J. Hugin

Former Chairman and CEO of Celgene Corporation

Joined February 2019

- Deep biopharma, operational, financial, and commercial experience, all of which are highly relevant to Allergan's business and strategy
- Strong track record of building and advancing innovative therapies through both internal R&D and external partnerships, while delivering strong business results and shareholder value



Michael E. Greenberg, PhD

Professor of Neurobiology at Harvard University

Joined August 2018

- Co-Lead of the Allen Discovery Center for Human Brain Evolution at Harvard Medical School
- Brings scientific leadership and a 35-year track record of groundbreaking scientific discoveries and medical research



Thomas C. Freyman

Former EVP of Finance and Administration and CFO at Abbott Laboratories

Joined June 2018

- Led significant transformation and refocusing of the Abbott's business portfolio
- Brings nearly 40 years of finance and healthcare industry experience, including in two of Allergan's core therapeutic areas, as well as experience leading corporate transformations

10 of 11 Director Nominees Joined the Board Since 2014

2014	2015	2017	2018	2019
Nesli Basgoz, M.D. *(July 2014)*	**Michael Gallagher[1]** *(March 2015)*	**Adriane M. Brown** *(February 2017)*	**Carol Anthony (John) Davidson** *(May 2018)*	**Robert J. Hugin** *(February 2019)*
Christopher J. Coughlin *(July 2014)*	**Peter McDonnell, M.D.** *(March 2015)*	**Joseph H. Boccuzi** *(July 2017)*	**Thomas C. Freyman** *(June 2018)*	
Brenton L. Saunders *(July 2014)*			**Michael E. Greenberg, PhD** *(August 2018)*	


4-10 years
4
Director Tenure
0-4 years
7

1. Michael Gallagher retired from the Board of Directors in 2017.

Allergan 17

New Independent Directors Comprise Majority of Board Committee Leadership Committee Chair: Nesli Basgoz, M.D. (Director since 2014) Adriane M. Brown Michael E. Greenberg, PhD Peter J. McDonnell, M.D. Quality and Innovation Committee Committee Chair: Christopher W. Bodine (Director since 2009) Joseph H. Boccuzi Christopher J. Coughlin Carol Anthony (John) Davidson Nominating and Corporate Governance Committee Committee Chair: Robert J. Hugin (Director since February 2019) Christopher J. Coughlin Michael E. Greenberg, PhD Thomas C. Freyman Mergers and Acquisitions Committee Committee Chair: Thomas C. Freyman (Director since June 2018) Joseph H. Boccuzi Christopher W. Bodine Christopher J. Coughlin Peter J. McDonnell, M.D. Compensation Committee Committee Chair: John Davidson (Director since May 2018) Adriane M. Brown Christopher J. Coughlin Thomas C. Freyman Audit and Compliance Committee

compensation Strong Alignment of pay-for-performance

Unambiguous Pay-for-Performance and Shareholder Alignment 93% of CEO pay is variable or “at risk” – the highest among our peers Components of CEO Pay Performance Counts Significant majority of CEO pay is tied to equity and long-term Actual compensation is strongly aligned with shareholder value As of year-end 2018: ~40% of the CEO’s target compensation opportunity (Salary + Bonus + LTI) for the last 3-year period was realizable as of December 31, 2018 Multi-year 2017 equity award with a reported grant-date fair value of $22.7M, had a realizable value of $10.7M Base Salary Target Annual Incentive Target Annualized Long-Term Incentive Total Pay At-Risk LTI target awards tied to stock price versus payouts (completed as of 2018) Targeted Level Realized Pay Our Compensation Committee ensures a strong commitment to a pay-for-performance philosophy In further recognition of recent stock price decline despite operational overachievement, Directors exercised negative discretion to reduce the CEO’s 2018 bonus payout by > 50%

Incentive Structure Designed to Promote Long-Term Performance Our current incentive compensation programs are designed to closely align payouts with our financial and/or share price performance as well as participants’ individual performance Share price performance (both absolute and relative) 3 Advancing our R&D pipeline 2 Driving top and bottom line growth 1 Annual Incentive Plan Incentivizes achievement of annual financial and strategic goals that support long-term value creation 50/50 based on Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share 2018-2019 Long-Term Incentive Grants L/T incentives are based on relative share price performance and R&D milestone achievements, which were added in response to shareholder feedback 75% Performance Share Units (PSUs): Earned based on a 3-year performance period based 50% on R&D milestones and 50% on Relative TSR Earned shares are subject to an additional 2-year service vesting requirement 25% Restricted Stock Units (RSUs): 5 years to full vesting Clear Philosophy & Goals Current Incentive Structure Focuses on Long-Term Strategy

conclusion Appaloosa’s proposal is unwarranted and unnecessary

Appaloosa “Demands” Allergan Actions “Our message to the Company remains consistent – become a more focused and nimble enterprise by concentrating on the core therapeutic areas of Medical Aesthetics, Neuroscience and Ophthalmology ” Allergan announced the conclusion of its strategic review to focus on 4 key TAs – MA, CNS, EYE and GI “Accelerate the ongoing Board “refreshment” process by appointing two new Directors with relevant industry experience and expertise” Added Bob Hugin, Thomas Freyman and Michael Greenberg to the Board since June 2018 “Separate the roles of Chairman and Chief Executive” Adopted a policy to split the role of Chairman and CEO at the next leadership transition From April to June of 2018, Appaloosa repeatedly demanded that Allergan disavow large M&A: “Pending a full formulation of this strategy, we believe Allergan should publicly disavow large-scale “transformative” acquisitions as an element of its strategic review and commit to rationalizing its disparate business units.” – April 23, 2018 “Concurrent with these measures, we renew our calls for the Company to stop hiding behind an arbitrary debt reduction target as an excuse to preserve the means to pursue a transformative M&A transaction.” – June 5, 2018 Since February 2019, Appaloosa has repeatedly pushed for a sale of the company – essentially a fire sale – or a merger: If, in fact, the Board is unable or unwilling to hold management accountable for its shortcomings or find a suitable replacement, it is your fiduciary obligation to explore other options, including a merger or sale of the Company.” – February 19, 2019 Many of the recommendations espoused by Appaloosa have been implemented: Appaloosa’s Inconsistent Demands Fail to Offer a Substantive or Actionable Strategic Alternative Allergan’s Board and management is open – and has communicated its willingness– to consider all practical options to create shareholder value, while Appaloosa has not offered any ideas other than its short-term oriented push for sale of the company

Implementing a Leadership Change Now Would Create an Unwarranted Crisis of Confidence in Allergan’s Leadership Leadership stability and effectiveness is critical at this juncture of Allergan’s transformation with key pipeline milestones and new product launches approaching, as we manage the headwinds of LOEs1 and competitive pressures on our flagship product (Botox) Making this change now would undermine Allergan’s leadership and cause uncertainty among Allergan’s customers, employees, partners and shareholders, all of whom are key to our success, and diminish management’s effectiveness in execution Splitting the Chair and CEO title today would not enhance the Board’s effectiveness or the company’s operational, financial or stock performance or ability to create shareholder value Board Recommends AGAINST Appaloosa's Shareholder Proposal Implemented a Policy Requiring Independent Board Chair During the Next Leadership Transition The Board has adopted a policy, and has amended its governing documents accordingly, to provide that the Chair of the Board shall be an Independent Director, phased in at the time of the next CEO transition, which minimizes disruption to the company Nearly all of the companies that have adopted policies separating the Chair and CEO positions have given the Board discretion to phase in these policies Current Board Structure Ensures Effective Independent Leadership and Oversight The Board annually reviews the company’s leadership structure specifically in the context of its culture, circumstances, strategic objectives and challenges to ensure that the right and most efficient structure is in place at the time Current combined Chairman and CEO and a strong Lead Independent Director role, together with our highly qualified independent directors and robust governance policies, provide effective oversight and best position Allergan for long-term success as the company executes its strategy 1. Loss of Exclusivity (LOE) = Brands with patent expiration and/or risk of generic competition and divested assets. Please refer to the appendix for details on products included within Brands facing LOE risk/divestiture.

Appendix

Core Business Product Portfolio Promoted Brands & Brands With Ongoing Exclusivity through 2020 Note: Exclusivity in the US WH = Women’s Health; AI = Anti-Infectives Other *Other revenues included in Core Business are royalties and established brands.

Anticipated LOEs Through 2023¹ 2018 2019 2020 2021 2022 2023 Other ² WH = Women’s Health; AI = Anti-Infectives 1. All LOE dates are US 2. Patent expiration as of 12/2017

Table 1: Non-GAAP Revenue Performance Drivers by Product for the Twelve Months Ended December 31, 2018 and 2017 Table 2: GAAP to Non-GAAP Adjustments for the Twelve Months Ended December 31, 2018, 2017 and 2016 Table 3: Reconciliation of Allergan plc’s Reported Net Income / (loss) from Continuing Operations Attributable to Shareholders and Diluted Earnings per Share to Non-GAAP Performance Net Income and Non-GAAP Performance Net Income per Share for the Twelve Months Ended December 31, 2018, 2017 and 2016 Table 4: Reconciliation of Reported Net Income / (Loss) from Continuing Operations Attributable to Shareholders to Adjusted EBITDA and Non-GAAP Operating Income Table 5: Reconciliation of Anticipated GAAP Income / (Loss) from Continuing Operations to Non-GAAP Performance Net Income Attributable to Shareholders for the Twelve Months Ending December 31, 2019 Reconciliation Tables

Table 1: Non-GAAP Revenue Performance Drivers by Product for the Twelve Months Ended December 31, 2018 and 2017

Table 2: GAAP to Non-GAAP Adjustments for the Twelve Months Ended December 31, 2018, 2017 and 2016

Table 2 (con’t): GAAP to Non-GAAP Adjustments for the Twelve Months Ended December 31, 2018, 2017 and 2016

Table 2 (con’t): GAAP to Non-GAAP Adjustments for the Twelve Months Ended December 31, 2018, 2017 and 2016

Table 3: Reconciliation of Allergan plc’s Reported Net Income / (loss) from Continuing Operations Attributable to Shareholders and Diluted Earnings per Share to Non-GAAP Performance Net Income and Non-GAAP Performance Net Income per Share for the Twelve Months Ended December 31, 2018, 2017 and 2016

Table 4: Reconciliation of Reported Net Income / (Loss) from Continuing Operations Attributable to Shareholders to Adjusted EBITDA and Non-GAAP Operating Income

Table 5: Reconciliation of Anticipated GAAP Income / (Loss) from Continuing Operations to Non-GAAP Performance Net Income Attributable to Shareholders for the Twelve Months Ending December 31, 2019 per January 29th FY Guidance